                                                                   EXHIBIT 10.31

EXECUTION COPY

                              SETTLEMENT AGREEMENT
                               AND GENERAL RELEASE

This SETTLEMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is entered into as of this 22nd day of April, 2005 by and between W. Pierce Carson, an adult individual residing in the State of New Mexico ("Carson") and Nord Resources Corporation, a Delaware corporation (the "Company"). Carson and the Company are hereinafter sometimes referred to as a "Party" and collectively, as the "Parties".

                                    RECITALS

     WHEREAS, Carson was for a time employed by the Company under an employment agreement, dated as of May 27, 1997 (the "Employment Agreement"), and that employment terminated on or about December 2000; and

     WHEREAS, pursuant to the Employment Agreement, the Company may have been obligated to adopt a retirement plan comparable to the retirement plan adopted by Nord Pacific Limited (the "NPL Plan"), pursuant to which Carson was entitled to receive retirement benefits from the Company comparable to the retirement benefits he would receive under the NPL Plan;

     WHEREAS, a dispute has arisen between the Parties (the "Dispute") arising out of Carson's employment with the Company and the Company's willingness to provide benefits to Carson which are similar to those provided under the NPL Plan; and;

     WHEREAS, the Parties now desire to enter into this Agreement to resolve the Dispute.

     NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. CONSIDERATION. In consideration for Carson signing this Agreement and complying with the promises made herein, the Company agrees to provide Carson with the following (collectively, the "Consideration"):

     (a) RESTRICTED SHARES. On or before August 1, 2005, the Company will issue Carson two hundred and fifty thousand (250,000) shares of restricted common stock of the Company (the "Settlement Shares").

     (b) WARRANTS. In addition to the Shares, the Company shall issue to Carson warrants (the "Warrants") to purchase two hundred and fifty thousand (250,000) shares of the Company's common stock at a price of Fifty Cents ($0.50) per share (the "Warrant Shares", and collectively with the Settlement Shares, the "Shares"), pursuant to an warrant agreement in the form attached hereto as Exhibit A (the "Warrant"). The

Warrants shall expire on April 22, 2008. The Shares shall have the rights and be subject to the limitations set forth in Sections 2 and 3, and each Share shall bear the restrictive legend set forth in Section 4 of this Agreement.

2. PIGGY-BACK REGISTRATION.

     (a) PIGGY BACK RIGHTS. If the Company proposes to file a registration statement under the Act with respect to an offering by any person other than Carson or the Company for is own account, then the Company shall give written notice of such proposed filing to Carson at least ten (10) days before the anticipated filing date, and such notice shall offer Carson the opportunity to register such of the Shares as Carson may request. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Carson to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the Company that the total amount or kind of securities which Carson, the Company and any other persons or entities intend to include in such offering would materially and adversely affect the success or offering price of such offering, then the amount or kind of securities to be offered for the account of Carson shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter. In connection with a piggy-back registration, the Company will bear all Registration Expenses. Notwithstanding any other provision of this Agreement, "Registrable Securities" as used in this Section 2 shall be deemed to include the Settlement Shares, the Warrant, and the Warrant Shares. The rights and obligations of the Parties pursuant to this Section 2 shall immediately cease and be of no further force or effect upon the earliest of the following to occur:

          (i) the breach or violation of any material term, representation or warranty of this Agreement by Carson;

          (ii) the occurrence or existence of any event, condition or circumstance involving Carson which does or will impair or restrict the ability of Carson or any other person to distribute the Shares in accordance with the Plan of distribution furnished by Carson for inclusion in the registration statement; and

          (iii) the Shares are eligible for sale without restriction pursuant to Rule 144 promulgated by the Securities and Exchange Commission as then in effect.

     (b) REGISTRATION PROCEDURES. Whenever Carson has requested that any Shares be registered pursuant to Section 2(a) of this Agreement, the Company will (subject to the terms and conditions set forth herein) use its best efforts to effect the registration and the sale of such Shares upon the terms and conditions hereof in accordance with the intended method of disposition thereof.

The Company may require Carson to furnish to the Company such information regarding his ownership, and the distribution, of such Shares as the Company may from time to time reasonably request in writing. Carson agrees that he shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with the relevant provisions of the Act.

     (c) REGISTRATION EXPENSES. Except as otherwise expressly provided herein, all expenses incident to the Company's performance of or compliance with Section 2 of this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or "Blue Sky Laws" (including reasonable fees and disbursements of counsel in connection with "Blue Sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), if such securities are to be listed, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Nothing contained in this Agreement shall be deemed to require the Company to cause the Registrable Securities to be rated by any rating agency or listed on any securities exchange.

3. RESTRICTION ON TRANSFER. Carson understands and acknowledges the restrictions limiting the transfer of the Shares and the Warrants offered hereby and to which Carson will be bound. Carson agrees that he will not sell or attempt to sell all or any part of the Shares or the Warrants unless and until such Shares have first been registered under the Act, and all applicable similar state laws and regulations, or Carson first furnishes an opinion of counsel satisfactory to the Company and its counsel, stating that exemption from such registration requirements are available and that the proposed sale is not, and will not place the Company, nor any of its officers, directors or other shareholders, in violation of any applicable federal or state securities law, or any rule or regulation promulgated thereunder. Carson further understands and agrees that any such transfer will also be subject to the restrictions on transfer contained on the face, or reverse side, of any certificate issued to Carson evidencing an ownership interest in the Company, and any other restriction imposed upon the Shares by applicable law, contract or otherwise.

4. LEGENDS ON STOCK CERTIFICATES. Each certificate representing the Shares shall contain the following legends on the reverse of such certificate:

     THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY

     STATE SECURITIES DEPARTMENT, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 4(2) OF THE ACT AND REGULATION D THEREUNDER. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THIS SECURITY.

5. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Carson and the Company understand and agree that Carson would not receive the Consideration specified in Section 1 above, except for his execution of this Agreement and his fulfillment of the promises contained herein. Carson agrees and acknowledges that he is receiving the Consideration set forth herein as consideration for his execution and performance in full of this Agreement and that he is not otherwise entitled to such Consideration. Carson further agrees that the Consideration is adequate and fair consideration for all of his promises and obligations herein. Carson agrees that other than the Consideration set forth in this Agreement, he is not entitled to and will not receive any other monies, benefits or compensation from the Company, including but not limited to any other wages, salary, bonuses, stock warrants, stock options, restricted stock, vacation or sick pay, separation pay, retirement benefits, retirement pay, or any other benefits or compensation of any kind whatsoever.

6. RELEASE AND WAIVER. In exchange for the Consideration set forth above, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, each of the Parties hereto, for and behalf of itself and himself and, as the case may be, their respective heirs, representatives, assigns, predecessors, successors, employees, shareholders, officers, directors, agents, attorneys, parent corporations, subsidiaries, divisions, or affiliated corporations or organizations, whether previously or hereafter affiliated in any manner (collectively the "Releasing Entities"), hereby releases and forever discharges the other Party hereto and, as the case may be, each of their respective heirs, representatives, assigns, predecessors, successors, employees, shareholders, officers, directors, agents, attorneys, parent corporations, subsidiaries, divisions, or affiliated corporations or organizations, whether previously or hereafter affiliated in any manner (collectively the "Released Entities") from any and all claims, demands, causes of action, charges of discrimination, charges of wrongful termination, obligations, damages, attorneys' fees, costs and liabilities of any nature whatsoever, including all common law and statutory claims of race, sex, national origin, religion, handicap and age discrimination, whether or not now known, suspected or claimed, which each of the Releasing Entities ever had, now has, or may claim to have as of the date of this Agreement against the Released Entities.

7. WAIVER OF CARSON'S RIGHTS UNDER EMPLOYMENT AGREEMENT. The Parties agree that the Employment Agreement was and remains terminated in its entirety as of the date referenced in Section 1 of this Agreement. Carson agrees that he is not entitled to receive, and will not claim, any damages, profits, compensation, bonuses, benefits, vacation, stock warrants, stock options, retirement benefits or pay, or rights other than those which are expressly set forth in this Agreement. Carson acknowledges that the Consideration he is receiving under this Agreement is in lieu of, and he hereby waives any other rights he may have had under, the Employment Agreement and any other agreements, express or implied, he may have had with the Company prior to the Effective Date. Except as otherwise provided herein, this Agreement supersedes all rights and/or benefits Carson may have or claim arising out of the Employment Agreement and other agreements he may have had with the Company prior to the Effective Date.

8. COVENANT NOT TO SUE. Except to enforce this Agreement, each of the Parties hereby promises never to file or make, or permit to be filed or made on his or its behalf, as applicable, a lawsuit, charge, complaint, or other claim asserting any claim or demand against any of the Released Entities which is within the scope of the claims released in Section 6 above. This Agreement may and shall be pleaded by any of the Released Entities as a full and complete defense to, and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or maintained in breach thereof. If either Party files or makes, or permits to be filed or made on his behalf, a lawsuit, charge, complaint, appeal or other claim asserting any claim or demand against any of the Released Entities which is within the scope of the claims released in Section 6 above, whether or not such claim is otherwise valid, that Released Entity shall be entitled to: (i) the full enforcement of the terms of this Agreement; (ii) the immediate dismissal of all claims released in Section 6 above; and (iii) the recovery of his/its attorneys' fees and legal costs incurred in defending such claim(s).

9. NONDISCLOSURE. Carson agrees not to use, not to disclose and to keep confidential any non-public, secret, confidential or proprietary information, knowledge or data relating to the organization, business or finances of the Company (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, marketing and/or sales information, sales forecasts, customer profiles, customer lists, customer prospect information, projects, plans and proposals).

10. NO CLAIMS FILED BY EITHER PARTY. Each of the Parties hereby confirms to the other Party, that it has not filed and will not file, or permit to be filed on his behalf, any charge, complaint, or action in any forum or form against the Released Entities. Nothing in this Section 10 or elsewhere in this Agreement shall prevent any Party from filing an action in order to enforce the terms and conditions of this Agreement.

11. NO ASSISTANCE IN ACTIONS AGAINST THE RELEASED ENTITIES. Each of the Parties agrees that it will not advise, counsel or otherwise cooperate with or assist current or former employees or independent contractors of the Released Entities to pursue any type of legal action or administrative proceeding against the Released Entities. Each Party further agrees that it will not participate, directly or indirectly, as a witness, consultant, expert or otherwise, in any action at law, proceeding in equity or administrative proceeding against the Released Entities, unless requested to do so in writing by the Released Entities or unless compelled to do so by force of law. In the event that either Party believes it is compelled by force of law or for any other reason to testify or otherwise participate in any action or proceeding against any of the Released Entities, such Party agrees to provide the Released Entities with reasonable advance notice of he subpoena, judicial notice, or other reason which he believes compels his participation.

12. REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties of the Company. The Company hereby represents and warrants to Carson, as of the date hereof, the following:

          (i) the Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by Company, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

          (ii) the individuals signing this Agreement on behalf the Company are the duly elected executive officers of the Company so indicated, and have full power and authority to enter into and execute this Agreement for and on behalf of the Company;

          (iii) the Company is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

     (b) Representations and Warranties of Carson. Carson hereby represents and warrants to the Company, as of the date hereof, the following:

          (i) Carson has full power and capacity to enter into, execute and perform this Agreement, which Agreement, once executed by Carson, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

          (ii) Carson is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party;

          (iii) with respect to the Shares being acquired by the Carson:

               (A) Carson is acquiring the Shares for his own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; Carson has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

               (B) the subscription for Shares by Carson hereunder is not the result of any form of general solicitation or general advertising;

               (C) Carson hereby acknowledges that: (1) the offering of the Shares was made only through direct, personal communication between Carson and the Company; (2) Carson has had access to material concerning the Company's planned business and operations, which material was furnished or made available to Carson by officers or representatives of the Company; (3) the Company has given Carson the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and
                    (4) Carson understands and acknowledges that the Shares are subject to substantial restrictions upon the transfer thereof, and that a purchaser of the Shares must be prepared to bear the economic risk of such investment for an indefinite period;

               (D) Carson understands that the Shares have not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission), and that the Shares may never be registered or qualified by under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and

               (E) Carson further understands and acknowledges that (1) the Shares have not been registered with the New Mexico Securities Division under the New Mexico Securities Act, or any other law or regulation, (2) may not be resold to any person unless and until such registration has occurred or pursuant to an exemption from registration permitted by the applicable securities laws; and (3) that there are substantial restrictions on transfer of the Shares, as set forth by legend on the reverse side of every certificate evidencing the ownership of the Shares;

          (iv) Carson is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or is a sophisticated investor meeting the minimum standards for an investment in an unregistered security under Section 12.11.12.20 of the New Mexico Administrative Code; and

          (v) Carson has been advised to consult with an attorney regarding legal matters concerning the purchase and ownership of the Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares.

13. INDEMNIFICATION. Carson recognizes that the offering of the Shares to Carson pursuant hereto will be based upon his covenants, representations and warranties set forth herein and in other documents relating to the subscription of the Shares by Carson. Each Party hereby agrees to indemnify and hold harmless the other, together with such Party's officers, directors, partners, shareholders, employees, agents and representatives (collectively, the "Indemnified Parties"), from and against any loss, cost, damage, claim, charge, set-off, encumbrance or other obligation or liability (a "Liability") resulting from or arising out of any material breach of such Party's duties, obligations or requirements hereunder including, without limitation, any and all claims from third parties against any Indemnified Party as a result thereof (a "Third-Party Claim"). Such indemnification shall cover, without limitation, the right to reimbursement of reasonable attorneys' fees, expenses and costs of litigation, arbitration, mediation and/or settlement. Payment to the Indemnified Parties, and any of them, shall be made upon notice to the Party or parties from whom indemnification may properly be sought hereunder (the "Indemnifying Party") that a Liability has arisen (or, to the extent that notice has been previously delivered, that such Liability is continuing), together with any invoice or other demand for payment to any Party, including an attorney defending against or prosecuting the same, and the Indemnifying Party shall promptly furnish payment thereon as directed in such notice.

14. NON-DISPARAGEMENT. Each Party hereby agrees with the other that it will not in any way whatsoever or to any extent whatsoever disparage, demean, deprecate, rebuke, condemn, belittle, slander or libel, either orally or in writing, any of the Released Entities.

15. NO ADMISSION OF WRONGDOING. The Parties agree that this Agreement is not, and shall not be considered as, an admission of any wrongdoing or liability on the part of any of the Released Entities or on the part of Carson.

16. MISCELLANEOUS.

     (a) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as follows:

          if to the Carson:  W. Pierce Carson
                             P.O. Box 831
                             Cedar Crest, NM 87008

          if to the Company: Nord Resources Corporation
                             3048 Seven Dash Road
                             Dragoon, AZ 85609
                             Attn: Erland A. Anderson
                                   President

or to such other address or addresses as such Parties may indicate by written notice sent n accordance with this Section 16(a).

     (b) BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the Parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the Parties hereto, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be assigned by either Party, whether by operation of law or by contract, without the prior, written consent of the other Party hereto.

     (c) ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding among the Parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings by any Party, all of which are merged herein and superseded hereby.

     (d) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the Parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the Parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Arizona. In the event either Party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing Party in such proceeding shall be entitled to reimbursement from the non-prevailing Party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

     (e) SPECIFIC PERFORMANCE; REMEDIES CUMULATIVE. The Parties hereby agree with each other that, in the event of any breach of this Agreement by any Party where such breach may cause irreparable harm to any other Party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected Party or Parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such Party may otherwise have at law or in equity.

     (f) SEVERABLE PROVISIONS. Should any provision of this Agreement, excluding Sections 6, 7 and 8, be declared illegal or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. However, if any portion of Sections 6, 7 and 8 are ruled to be unenforceable for any reason, Carson shall return to the Company all payments that he has received pursuant to Section 1 of this Agreement.

     (g) RIGHT TO ADVICE OF COUNSEL. Carson understands that he has the right to have this Agreement reviewed by his lawyer and acknowledges that the Company has encouraged him to consult with his lawyer so that he is fully aware of his rights and obligations under this Agreement. Carson acknowledges that he has done so.

     (h). ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the Parties with respect to any and all matters described herein, and fully supersedes any prior agreements or understandings between the Parties with respect to any such matters.

     IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily execute this Agreement as of the date set forth below:


By: /s/ W. Pierce Carson                Date: April 22, 2005
    ---------------------------------
    W. Pierce Carson


NORD RESOURCES CORPORATION


By: /s/ Erland A. Anderson              Date: April 22, 2005
    ---------------------------------
    Erland A. Anderson
    President

                                    EXHIBIT A
                                       TO
                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

                           NORD RESOURCES CORPORATION

                               WARRANT CERTIFICATE

No. ________                                                   _250,000 Warrants

THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED PURSUANT TO AN EXEMPTION THEREFROM. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                            VOID AFTER APRIL 22, 2008

                                WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, W. PIERCE CARSON, an adult individual residing in the State of New Mexico (the "Holder"), is the owner of Two Hundred and Fifty Thousand (250,000) warrants (the "Warrants") for the purchase of up to an aggregate of Two Hundred and Fifty Thousand (250,000) shares of validly-issued, fully-paid and non-assessable common stock of NORD RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"). Such purchase may be made at any time, and from time to time, prior to 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with a written notice signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of Fifty Cents ($0.50) per share (as may be adjusted hereunder) for each Warrant exercised (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to NORD RESOURCES CORPORATION. The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein. The Warrants represented by this Warrant Certificate have been issued by the Corporation in connection with a Settlement

Agreement and General Release, dated April 22, 2005, by and between the Corporation and the Holder.

SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a)  "Adjusted Purchase Price" shall have the meaning given to it in
          Section 5 of this Certificate.

     (b) "Change of Shares" shall have the meaning given to it in Section 5 of this Certificate.

     (c) "Corporate Office" shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 3048 Seven Dash Road, Dragoon, Arizona 85609.

     (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Corporation shall have received both (a) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (b) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

     (e) "Expiration Date" shall mean 5:00 P.M. (Pacific Time) on April 22, 2008. If such date shall be a holiday or a day on which banks are authorized to be closed in the State of California, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of California.

     (f) "Holder" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Register maintained by the Corporation.

     (g) "Common Stock" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

     (h) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be Fifty Cents ($0.50), subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

     (i)  "Registration Provisions" shall have the meaning given to it in
          Section 3(c) of this Certificate.

     (j) "Securities Act" shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

     (k) "Warrants" shall mean the Warrants represented by this Warrant Certificate.

     (l) "Warrant Certificate" shall mean any certificate representing Warrants, and "this Certificate" shall mean they warrant Certificate issued to the Holder identification on the first page hereof.

     (m) "Warrant Registry" means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation: the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the number identifying, such Warrant Certificate.

     (n) "Warrant Shares" shall have the meaning given to it in Section 2 of this Certificate.

SECTION 2. EXERCISE OF WARRANTS.

     (a) Each Warrant evidenced hereby may be exercised by the Holder at any time on the Exercise Date, upon the terms and subject to the conditions set forth herein. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

     (b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3. RESERVATION OF SHARES; REGISTRATION; RIGHTS; TAXES; ETC.

     (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

     (b) The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful.

     (c) The Warrant Shares into which the Warrants represented by this Certificate may be exercised are included in certain registrable securities governed by Section 6 of that certain Subscription Agreement entered into between the Corporation and the original Holder of this Certificate (the "Registration Provisions"), which Registration Provisions are hereby incorporated into this Certificate in their entirety for the benefit of such Holder and any subsequent transferee thereof, to the extent such transfer has been made in accordance with the provisions of this Certificate and then applicable law. If the Corporation is properly notified of any such transfer, then it shall deem any references to the original Holder hereof in the Registration Provisions to mean and include, as applicable, such transferee.

     (d) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES OR
     WARRANTS.

     (a) Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be reduced, but in no event increased, to a price (the "Adjusted Purchase Price") determined by multiplying the Purchase Price in effect immediately prior to such Change of Shares by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received by the Corporation would purchase at such Purchase Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment to the Purchase Price shall be made successively whenever an issuance is made after a Change of Shares has occurred.

          Upon each adjustment of the Purchase Price pursuant to this Section 5(a), the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall become (subject to the provisions contained in Section 5(b) hereof) such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Adjusted Purchase Price (rounded to the nearest whole number of shares).

          No fractional shares shall be issued or called for as a result of any adjustment made hereunder.

     (b) The Corporation may elect, at its sole discretion, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one Warrant Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Adjusted Purchase Price. Upon each adjustment of the number of Warrants pursuant to this
          Section 5(b), the Corporation shall, as promptly as practicable, cause to be distributed to each Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing the adjusted number of Warrants to which such Holder shall be entitled as a result of such adjustment or, at the sole option of the Corporation, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment, and upon surrender thereof, (if required by the Corporation) new Warrant Certificates evidencing the aggregate number of Warrants to which such Holder shall be entitled after such adjustment.

     (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all, or substantially all, of the property of the Corporation (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 upon a Change of Shares. The Corporation shall not effect any such consolidation, merger or sale without the written consent of Holders of a majority of the Warrants then outstanding, unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Corporation, the obligation to deliver to the holder of each Warrant such substitute warrants, shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase, and the other obligations of the Corporation set out in this Certificate. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (d) Irrespective of any adjustments or changes in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants, all Warrant Certificates issued (whether prior to or subsequent to any event causing an adjustment thereof) shall continue to express the Purchase Price per share, and the number of shares purchasable thereunder as originally expressed in the Warrant Certificate initially issued to any Holder.

     (e) After each adjustment of the Purchase Price pursuant to this Section 5, the Corporation will promptly prepare a certificate signed by the Chairman or Chief Executive Officer, and attested by the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment or, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder of Warrants at his or her last address as it shall appear on the registry books of the Corporation. No failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant Secretary of the

          Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (f) As used in this Section 5, references to "Common Stock" shall mean and include all of the Corporation's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that "Warrant Shares" shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

     (g) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Section 5, or as to the amount of any such adjustment, if required, shall be binding upon all holders of Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation. For purposes of this Section 5(g), the Corporation's Board of Directors shall be deemed to have acted in good faith if it makes any such decision in reliance upon advice of its legal counsel and/or another independent professional hired to advise the Board on such matters.

SECTION 6. RESTRICTIVE LEGEND.

     (a) Except as otherwise provided in this Section 6, each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR

               QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH SHARE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (b) Except as otherwise provided in this Section 6, each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (c) The legend requirements of Sections 6(a) and 6(b) above shall terminate as to any particular Warrant or Warrant Share: (i) when and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act.

          Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7. RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder's own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

     (a) The Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued to any person in the Offering. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes.

     (b) The Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

     (c) The Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. MODIFICATION OF WARRANTS. Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holders of Warrants representing greater than fifty percent (50%) of the total Warrants then outstanding; provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the acceleration of the Exercise Date, shall be made without the consent in writing of the Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Certificate as originally executed or are made in compliance with applicable law.

SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, at 3048 Seven Dash Road, Dragoon, AZ 85609, or such other place as may be designated by the Corporation from time to time in accordance with this Section 10.

SECTION 11. GOVERNING LAW. This Certificate shall be governed by and construed in accordance with the corporations laws of the State of Arizona, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Arizona. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

SECTION 12. ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized, as of the date set forth below.

NORD RESOURCES CORPORATION                  ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
    Erland A. Anderson                      Ronald A. Hirsch
    President                               Chief Executive Officer

Date: April 22, 2005